Exhibit 99.1

FOR IMMEDIATE RELEASE

Jamie Fulmer (864) 342-5633

jfulmer@advanceamerica.net

Advance America Announces Appointment of James A. Ovenden as Chief Financial Officer and Executive Vice President

SPARTANBURG, S.C., May 5, 2011 — Advance America, Cash Advance Centers, Inc. (NYSE: AEA), announced today that its Board of Directors has appointed James A. Ovenden as Chief Financial Officer and Executive Vice President of the Company, effective May 23, 2011.

Mr. Ovenden, 48, has extensive financial and executive experience across a wide spectrum of industries. Since 2002, he has been the principal consultant with CFO Solutions of SC, LLC, a financial consulting business for middle market companies. From May 2009 to September 2010, he was the Chief Financial Officer of AstenJohnson Holdings Ltd., a manufacturer of paper machine clothing, specialty fabrics, filaments and drainage equipment.  In May 2004, he became a founding principal of OTO Development, Inc., a hospitality development company, where he served as Chief Financial Officer until December 2007. Mr. Ovenden also served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold.  From 1987 until 2002, Mr. Ovenden was employed by CMI Industries, Inc., and served as Chief Financial Officer and Executive

Vice President from 1993 until 2002.  He began his career with Peat Marwick in 1984. He is a Magna Cum Laude graduate of Furman University and received his Certificate of Public Accounting in 1987.

Mr. Ovenden currently serves on the board of directors of Flagstar Bancorp, Inc. and Haights Cross Communications, Inc., and previously  served as a director and chairman of the audit committees of The Polymer Group (2003-2011) and Insight Health Services Holdings Inc. (2007—2011). Additionally, he served as the Chairman of the Special Committee of the Board Directors for The Polymer Group in conjunction with its sale to an affiliate of Blackstone Capital Partners V L.P. in January of 2011.

“We are excited to add someone with Jim’s knowledge and experience to our executive team. He is a talented and proven executive with an impressive background,” commented Patrick O’Shaughnessy, the Company’s Chief Executive Officer.  “I am confident that Jim will provide us with exceptional financial leadership and that he will be a tremendous asset to our company as we execute our business strategy and continue to provide value to our stakeholders.”

Mr. Ovenden will replace Mr. O’Shaughnessy, who was appointed to his current role on March 1, 2011.

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About Advance America Cash Advance

Founded in 1997, Advance America, Cash Advance Centers, Inc. (NYSE: AEA) is the country’s leading provider of non-bank cash advance services, with approximately 2,350 centers and 56 limited licensees in 30 states, the United Kingdom, and Canada. The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices. Please visit www.advanceamerica.net for more information.

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Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance (including, but not limited to, the Company’s ability to execute its long-term strategy, manage operational efficiencies across its national footprint, and provide value to our stakeholders), our business strategy, and expected developments in our industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements.  For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 a copy of which are available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamerica.net